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                                                                    EXHIBIT 99.1

                         ST. JOSEPH CAPITAL CORPORATION

                                STOCK ORDER FORM

         If you wish to purchase shares of the common stock of St. Joseph Capital Corporation as described in the accompanying Prospectus dated [__________], 1999, please complete this form and send it with your payment for your shares to John W. Rosenthal, Chairman of the Board and Chief Executive Officer, St. Joseph Capital Corporation, 3820 Edison Lakes Parkway, Mishawaka, Indiana, 46545.

         If you need help completing this form, please contact Edward R. Pooley at (219) 273-9700. He may also be contacted at 3820 Edison Lakes Parkway, Mishawaka, Indiana, 46545.

NUMBER OF SHARES AND PAYMENT

         Please enter the number of shares you wish to purchase. Multiply this number by the offering price of $[_____] per share and enter the Total Amount Due. Payment by check, bank draft or money order should be made payable to "St. Joseph Capital Corporation."

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Total Number of Shares          Subscription Price              Total Amount Due


_____________________________    X   $[_____]    = $___________________________

Enclosed is a check, bank draft or money order made payable to
"St. Joseph Capital Corporation" for :             $___________________________.

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STOCK REGISTRATION

         Please print the name(s) in which you want the stock recorded and mailing address of the recorded holder. Enter the social security or taxpayer identification number of one recorded owner. Only one number is required. Check only the box that shows how you want the legal ownership of the stock to appear. If necessary, mark "Other" and enter the correct ownership, such as corporation, trust or estate. To purchase stock for a trust, include the date of the trust agreement and trust title. PLEASE READ THE ATTACHED "GUIDELINES FOR RECORDING STOCK" BEFORE COMPLETING THIS SECTION.

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                  Name(s) in which your stock is to be recorded

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Street Address                     City                         County


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State                                                           Zip Code

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            Social Security Number or Taxpayer Identification Number

[ ]  Individual                                [ ]  Joint Tenants
[ ]  Tenants in Common                         [ ]  Uniform Gift to Minors
[ ]  Other __________________________

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TELEPHONE NUMBERS

         Please give us your daytime and evening telephone numbers, including area codes, if we will need to call you.

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Daytime Telephone (_____) _____________   Evening Telephone (_____) ____________

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ACKNOWLEDGMENT

         Please read the Acknowledgment statement carefully. Sign and date the form where indicated by the "X." When purchasing as a custodian, corporate officer or etc., include your full title.


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                    THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT
                   AND IS NOT FEDERALLY INSURED OR GUARANTEED.


I (we) have received the Prospectus and I (we) understand that this order may not be modified, revoked or withdrawn without the consent of St. Joseph Capital Corporation.


X
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    Signature                                                    Date

                      THIS ORDER IS NOT VALID UNLESS SIGNED


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                         GUIDELINES FOR RECORDING STOCK

              For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your St. Joseph Capital Corporation stock certificate(s). If you have any questions, please consult your legal advisor. Stock ownership must be recorded in one of the following manners:

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INDIVIDUAL:          Avoid the use of two initials. Include the first given
                     name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.
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JOINT:               Joint ownership of stock by two or more persons shall be
                     inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.

                     JOINT TENANTS -- Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

                     TENANTS IN COMMON -- Tenants in Common may be specified to identify two or more owners. When stock is held as tenants in common, upon the death of one co-tenant, ownership of
                     the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of
                     ownership.
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UNIFORM              Stock may be held in the name of a custodian for a minor
TRANSFER TO          under the Uniform Transfers to Minors laws of the
MINORS:              individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST," while the description
                     "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN
                     MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Indiana
                     Uniform Transfers to Minors Act will be abbreviated:

                              JOHN P. JONES CUST SUSAN A. JONES
                              UNIF TRAN MIN ACT IN
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FIDUCIARIES:         Stock held in a fiduciary capacity must contain the
                     following:

                     1.       The name(s) of the fiduciary:

                              o If an individual, list the first given name, middle initial and last name.
                              o   If a corporation, list the corporate title.
                              o If an individual and a corporation, list the corporation's title before the individual.

                     2.       The fiduciary capacity:

                              o   Administrator
                              o   Conservator
                              o   Executor
                              o   Trustee
                              o   Personal Representative
                              o   Custodian

                     3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing the fiduciary relationship, your stock may not be recorded in a fiduciary capacity.

                     4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

                     5.       Either of the following:

                                     The name of the maker, donor or testator
                                                       or
                                     The name of the beneficiary

                                     Example of Fiduciary Ownership:

                                         JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                         UNDER AGREEMENT DATED 6/9/74